UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2014

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction	Commission File Number	(IRS Employer
of Incorporation)		Identification No.)

460 Ward Drive, Santa Barbara, CA		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 4, 2014, Superconductor Technologies Inc. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). For more information about the proposals, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 29, 2014 (the "Proxy Statement"), the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 11,080,488 shares, or 83.6%, of the 13,249,421 shares of common stock outstanding on the record date of October 17, 2014 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. Below are the final voting results on each of the matters submitted to a vote of stockholders.

Proposal 1. The Company's stockholders elected by a plurality of the votes cast each of the two Class 1 director nominees to the board of directors, to serve until our 2017 annual meeting of stockholders and until his respective successor has been elected, as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Martin A. Kaplan	5,017,100	37,840	6,025,548
Jeffrey A. Quiram	4,999,704	55,236	6,025,548

Proposal 2. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2014 was approved by at least a majority of shares present and entitled to vote as follows:

For	Against	Abstain	Broker Non-Votes
10,984,265	56,181	40,042	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: December 9, 2014	By:	/s/ WILLIAM J. BUCHANAN

William J. Buchanan
Vice President and Chief Financial Officer